EXHIBIT 99.1

RND ENTERPRISES, INC.

AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2014 AND 2013

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BAUM & COMPANY, P.A.

Certified Public Accountants

1688 Meridian Avenue, Suite 504

Miami Beach, Florida 33139

(954) 752-1712

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

RND Enterprises, Inc.

Fort Lauderdale, Florida 33139

We have audited the accompanying balance sheets of RND Enterprises, Inc. (New Jersey Corporation) (the “Company”) as of December 31, 2014 and 2013, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2014. Management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RND Enterprises, Inc. ( A New Jersey Corporation) as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant amount of accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Baum & Company PA

Miami Beach, FL

September 17, 2015

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RND Enterprises, Inc.
Balance Sheets

	December 31,
	2014	2013
Assets
Current Assets
Cash	$6,339	$3,212
Accounts receivable, net of allowance for doubtful accounts	70,163	70,077
Other current assets	950	-
Total current assets	77,452	73,289

Property and equipment, net	-	15,953

Total assets	$77,452	$89,242

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable & accrued expenses	$41,799	$57,709
Total Current Liabilities	41,799	57,709

Long-term liabilities
Shareholder loans	397,415	366,685
Total long-term liabilities	397,415	366,685
Total liabilities	439,214	424,394

Stockholders' Equity (Deficit)
Common stock, no par value; 200 shares issued and outstanding at December 31, 2014 and 2013.	2,378,826	2,134,556
Accumulated (deficit)	(2,740,588)	(2,469,708)
Total stockholders' equity (deficit)	(361,762)	(335,152)
Total liabilities and stockholders' (deficit)	$77,452	$89,242

(The accompanying notes are an integral part of these financial statements)

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RND Enterprises, Inc.
Statements of Operations
For the Years Ended December 31, 2014 and 2013

	Years Ended December 31,
	2014	2013
Income
Revenue	$819,276	$1,114,517
Cost of revenue	478,771	562,565
Gross profit	340,505	551,952

Operating expenses
Selling, general and administrative	611,385	642,092
Total operating expenses	611,385	642,092
Net loss before provision for income taxes	(270,880)	(90,140)
Provision for income taxes	-	-
Net loss	$(270,880)	$(90,140)

(The accompanying notes are an integral part of these financial statements)

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RND Enterprises, Inc.
Statement of Stockholders' Deficit
For the Years Ended December 31, 2014 and 2013

				Total
	Common Stock		Accumulated	Stockholders'
	Shares	Amount	(Deficit)	(Deficit)
Balance, December 31, 2012	200	$1,906,429	$(2,379,568)	$(473,139)

Related party fundings		228,127		228,127
Net Income (Loss)	-	-	(90,140)	(90,140)
Balance, December 31, 2013	200	$2,134,556	$(2,469,708)	$(335,152)

Related party fundings		244,270		244,270
Net Income (Loss)	-	-	(270,880)	(270,880)
Balance, December 31, 2014	200	$2,378,826	$(2,740,588)	$(361,762)

(The accompanying notes are an integral part of these financial statements)

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RND Enterprises, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2014 and 2013

	Years Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(270,880)	$(90,140)
Adjustments to reconcile net loss to net cash provided (used in) operating activities:
Depreciation	15,953	12,918
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(86)	(10,175)
(Increase) decrease in other current assets	(950)	-
Increase (decrease) in bank overdraft	-	(947)
Increase (decrease) in accounts payable and accrued expenses	(15,910)	(84,340)
Net cash provided by (used) in operating activities	(271,873)	(172,684)

Cash flows from financing activities:
Proceeds from shareholder loans	36,144	-
Payments of shareholder loans	(5,414)	(52,231)
Net equity from related parties	244,270	228,127
Net cash provided by (used) in financing activities	275,000	175,896

Increase (decrease) in cash	3,127	3,212
Cash at beginning of period	3,212	-
Cash at end of period	$6,339	$3,212

Supplemental disclosures of cash flow information
Cash paid during the year for:
Taxes paid	$-	$-
Interest paid	$-	$-

(The accompanying notes are an integral part of these financial statements)

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RND ENTERPRISES, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 1 - Organization and Nature of Operations

RND Enterprises, Inc. (“RND”, the “Company”) was incorporated on August 9, 1995 in New York state. RND publishes Next Magazine, a comprehensive, weekly and free lifestyle resource for gay men with a decidedly New York attitude. Next Magazine highlights both popular and under-the-radar events, personalities and products that appeal to a diverse range of gay men around the world through a variety of portals that includes our 20-year-old print publication, engaging and interactive website, colorful weekly digital newsletters and extensive social media presence. Next Magazine’s provocative and informed commentary on a variety of topics—including nightlife, dining, entertainment, politics, fashion, travel, sports and celebrity— informs a community and engages an influential and loyal readership. Our content-driven format provides a unique user engagement that sets Next Magazine apart from other weekly publications.

Note 2 - Going Concern

As reflected in the accompanying financial statements, as of and for the year ended December 31, 2014, the Company had a net loss of $270,880, used $271,873 of cash in operations and had a stockholders’ deficit of $2,740,588.

The Company is currently generating revenues though it is not sufficient to meet its operating expenses. Since inception, The Company has funded its short falls through related party advances. The Company's future operations are dependent upon its ability to increase revenues along with additional external funding as needed.

There can be no assurance that The Company will be successful in its efforts and this raises substantial doubt about the Company’s future. Should The Company be unable to obtain adequate financing or generate sufficient revenue in the future, The Company’s business, results of operations, liquidity and financial condition would be materially and adversely harmed, and may not be able to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

The financial statements of RND have been prepared in accordance with the generally accepted accounting principles (GAAP) in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates that have been made using careful judgment. The financial statements have, in management’s opinion been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Basis of presentation

RND’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non-conforming events. Accordingly, the actual results could differ significantly from estimates.

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Fair Value Measurement

The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. The Company has no assets or liabilities valued with Level 1 inputs.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities. The Company has no assets or liabilities valued with Level 2 inputs.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company has no assets or liabilities valued with Level 3 inputs.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and accrued liabilities approximate their fair value because of the short-term nature of these instruments and their liquidity. It is not practical to determine the fair value of our notes payable due to the complex terms. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Segment Reporting

The Company’s business is considered to be operating in one segment based upon the Company’s organizational structure, the way in which the operations are managed and evaluated, the availability of separate financial results and materiality considerations.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less and money market accounts to be cash equivalents. The Company had immaterial cash balances at December 31, 2014 and 2013.

Accounts Receivable, Credit and Allowance for Doubtful Accounts

Advertisers who place ads in our print, internet and social media publications typically pay a deposit at signing of the contract and the balance upon printing and distribution. The Company grants extended payment terms, secured with a credit card, to some advertisers that need to extend past the publication date.

We monitor customers’ accounts receivable aging, and a provision for estimated uncollectible amounts is maintained based on customer payment levels, historical experience and management’s views on trends in the overall receivable aging. In addition, for larger accounts, we perform analyses of risks on a customer-specific basis. At December 31, 2014 and 2013, total reserve for doubtful accounts was $24,910 and $24,910, respectively. Bad debt expense recognized during the years ended December 31, 2014 and 2013 totaled $24,221 and $20,497, respectively.

Property and Equipment

Fixed assets are carried at cost, less accumulated depreciation and amortization. Major improvements are capitalized, while repair and maintenance are expensed when incurred. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

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Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Computers	3 years
Machinery and equipment	5-10 years
Furniture and fixtures	5 - 7 years
Leasehold improvements	5 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For book purposes, depreciation is computed under the straight-line method.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credits and loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carry-forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized. The Company reports a liability for unrecognized tax benefits resulting from uncertain income tax positions, if any, taken or expected to be taken in an income tax return. Estimated interest and penalties are recorded as a component of interest expense or other expense, respectively.

Revenue Recognition

Revenues are recognized when persuasive evidence of an arrangement exists, the fees are fixed or determinable, the product or service has been delivered and collectability is reasonably assured. We consider the terms of each arrangement to determine the appropriate accounting treatment.

Advertising Revenues

Advertising revenues are recognized at the magazine cover date, net of agency commissions. Advertising revenues from websites are recognized as impressions are delivered or as the services are performed. Customer payments received in advance of the performance of advertising services are recorded as Deferred revenue in the Balance Sheets.

Circulation Revenues

Circulation revenues include revenues from subscription sales and revenues generated from single-copy sales of magazines through retail outlets such as newsstands, supermarkets, convenience stores and drugstores and on certain digital devices and platforms, which may or may not result in future subscription sales. Circulation revenues are recognized at the magazine cover date, net of estimated returns. The unearned portion of magazine subscriptions is deferred until the later of the magazine cover date or when a trial subscription period ends, at which time a proportionate share of the gross subscription price is included in revenues, net of any commissions paid to subscription agents.

Cost of Revenues

Costs of revenues primarily relate to production (e.g., paper, printing and distribution) and editorial costs. Production costs directly related to publications are expensed in the period that revenue is recognized for a publication (e.g., on the cover date of a magazine). Staff costs recognized as costs of revenues are expensed as incurred.

Advertising and Marketing

RND's policy is to expense advertising and marketing costs as incurred. For the years ended December 31, 2014 and 2013, The Company incurred no advertising expenses.

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Concentration Risks

The Company utilizes multiple printers based on pricing and availability. The selected printer will print all of a given publication.

No single customer accounted for more than 10% of revenue during the years ended December 31, 2014 and 2013.

Recent Accounting Pronouncements

In February 2015, the FASB issued ASU 2015-02, “Amendments to the Consolidation Analysis”, which amends the consolidation requirements in ASC 810 and significantly changes the consolidation analysis required under U.S. GAAP relating to whether or not to consolidate certain legal entities. Early adoption is permitted. The Company’s effective date for adoption is January 1, 2016. The Company does not expect this accounting update to have a material effect on its consolidated financial statements in future periods, although that could change.

In January 2015, the FASB issued ASU 2015-01, “Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items”, which eliminates the concept from U.S. GAAP the concept of an extraordinary item. Under the ASU, an entity will no longer (1) segregate an extraordinary item from the results of ordinary operations; (2) separately present an extraordinary item on its income statement, net of tax, after income from continuing operations; or (3) disclose income taxes and earnings-per-share data applicable to an extraordinary item. Early adoption is permitted. The Company’s effective date for adoption is January 1, 2016. The Company does not expect this accounting update to have a material effect on its consolidated financial statements in future periods, although that could change.

We review new accounting standards as issued. Although some of these accounting standards issued or effective after the end of our previous fiscal year may be applicable to us, we have not identified any standards that we believe merit further discussion. We believe that none of the new standards will have a significant impact on our financial statements.

Note 4 – Fixed Assets

Fixed assets consisted of the following:

	December 31,
	2014	2013
Computers	$20,000	$20,000
Furniture and fixtures	38,334	38,334
Website	41,000	41,000
Total fixed assets	99,334	99,334
Accumulated depreciation	(99,334)	(83,381)
Fixed assets, net	$-	$15,953

During the year ended December 31, 2014 and 2013, the Company recognized $15,953 and $12,918, respectively, in depreciation expense.

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Note 6 – Shareholder Loans

From time to time advances were made to RND from its shareholders and were used to cover the short fall of ongoing production and overhead expenses not covered by advertising revenue. The balance of the shareholder loans was $397,415 and $366,685 as of December 31, 2014 and 2013, respectively, and are non-interest bearing.

Note 7 – Related Party Transactions

The Company was owned by a single majority shareholder who was also majority or sole shareholder of approximately three other companies. From time to time, these companies, including RND, transacted business between each other. The resulting balance has been recorded to Common Stock on the face of the balance sheet.

Note 8 – Subsequent Events

On June 17, 2015, the Company entered into an Asset Purchase Agreement with Multimedia Platforms, Inc. pursuant to which Multimedia Platforms, Inc. purchased substantially all of the assets of RND from its sole shareholder Mr. David Moyal, for a purchase price of $1,000,000, consisting of $200,000 in cash and $800,000 in shares of common stock. Immediately prior to the transaction, the 5% shareholder of RND transferred all his interests in RND to Mr. Moyal for nominal amount. In consideration, the Company agreed to pay to the minority shareholder $30,000 in cash and issue 750,000 shares of common stock. The transaction was closed on June 17, 2015.

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